UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2013

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31650	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Loan and Security Agreement with Silicon Valley Bank

On March 8, 2013, Mindspeed Technologies, Inc. (the “Company”) entered into an Amendment No. 2 to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank. The Amendment amends that certain Loan and Security Agreement, dated as of February 6, 2012, by and between the Company and Silicon Valley Bank, as amended by a First Amendment to Loan and Security Agreement, dated as of June 11, 2012 (as amended, the “Loan Agreement”).

The Amendment modifies the financial covenants contained in the Loan Agreement as originally executed. In particular, the requirements relating to the Company’s obligation to maintain a minimum level of adjusted EBITDA and to comply with a fixed charge coverage ratio have been adjusted. The Company paid customary fees to Silicon Valley Bank in connection with the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: March 13, 2013	By:	/s/ Stephen N. Ananias
Stephen N. Ananias
Senior Vice President and Chief Financial Officer